Exhibit 10.1

This EXPLORATION LEASE AGREEMENT is made the 18 day of April, 2005.

BETWEEN:

GOLD EXPLORATIONS, LLC
1583 Downs Drive
Minden, Nevada
U.S.A. 89423

(hereinafter referred to as the "Owner")

AND:

ZONE MINING LIMITED
#C202 - 9801 King George Highway
Surrey, British Columbia
Canada V3T 5H5

(hereinafter referred to as the "Licensee")

(hereinafter collectively referred to as the "Parties")

SECTION ONE
TITLE; PROPERTY

1.

The Owner covenants that Gold Explorations, LLC is the owner of the entire fee simple title in and to the following described property in Black Rock Basin, Lode Mining Claims 1 through 15, recorded in Maricopa County, Arizona:

	Legal Description:	BRB #1, is situated in the northeast quarter
of Section 20, T.4 N., R. 7 W

BRB #2, is situated in the northeast quarter
of Section 20, T. 4 N., R. 7 W

BRB #3, is situated in the northeast quarter
of Section 20, T. 4 N., R. 7 W

BRB #4, is situated in the southeast quarter
of Section 17, T. 4 N., R 7 W

BRB #5, is situated in the southeast quarter
of Section 17, T. 4 N., R. 7 W

BRB #6, is situated in the southeast quarter
of Section 17, T. 4 N., R. 7 W

BRB #7, is situated in the southeast quarter
of Section 17, T. 4 N., R. 7 W

BRB #8, is situated in the southeast quarter
of Section 17, T. 4 N., R. 7 W

BRB #9, is situated in the southeast quarter
of Section 17, T. 4. N., R. 7W

BRB #10, is situated in the northeast quarter
of Section 20, T. 4 N., R. 7 W

BRB #11, is situated in the northeast quarter
of Section 20, T. 4 N., R. 7 W

BRB #12, is situated in the northeast quarter
of Section 20, T. 4 N., R. 7 W

BRB #13, is situated in the northwest quarter
of Section 20, T. 4 N., R. 7 W

BRB #14, is situated in the northwest quarter
of Section 20, T. 4 N., R. 7 W

BRB #15, is situated in the northwest quarter
of Section 20, T. 4 N., R. 7 W

(the "Property")

2.	Attached hereto as Exhibit "A" is a copy of a map of the said Property.

SECTION TWO
LICENCE TO EXPLORE

3.

In consideration of ten thousand ($10,000.00) dollars (U.S.), receipt of which is acknowledged, and other valuable consideration, the Owner grants to the Licensee the right to enter on the above described land with the Licensee's employees, representatives and agents, and with the tools and machinery as the Licensee may deem necessary to prospect and test the land for its mineral content.

4.	The term of this Agreement is twenty-five (25) years commencing 2005 and terminating 2031.

5.

The amount of ten thousand ($10,000.00) dollars (U.S.), shall be payable on an annual basis each year upon the commencement anniversary date the Leasee will have thirty (30) days to pay the ten thousand ($10,000.00) dollars.

6.	Failure of payment by the Leasee shall forfeit this Agreement.

SECTION THREE
OPTION TO PURCHASE

7.	This Agreement does not include an option to purchase.

SECTION FOUR
PRICE

8.

The Licensee shall have the option of terminating this Lease Agreement by giving thirty (30) days notice prior to the commencement anniversary of any annual payment. Upon giving such notice no payment shall be due for the balance of the term and the Property shall be returned to the Owner.

9.	During the course of the Lease, the Licensee shall maintain the Property as required by the Bureau of Land Management ("BLM") and State Law.

SECTION FIVE
TAXES

10.

The Licensee shall promptly pay any taxes and maintenance fees due to BLM for 2005 and every year thereafter. The Parties agree that the Licensee shall be liable for taxes and maintenance fees not exceeding two thousand ($2,000.00) dollars (U.S.) per annum.

11.	The Parties further agree that this Lease is to be considered a Triple Net Lease.

SECTION SIX
EXPLORATION

12.

The Licensee shall have the right to prospect, explore, test, develop and work at its own discretion and its own expense, all or any part of the Property on the condition that all work done and all improvements made by the Licensee on the Property, or any part of the Property, under the terms of this Agreement and during the period of this Agreement, shall be done in a minor-like and proper manner, so that the Property shall be carefully operated and the minerals contained in the Property may be extracted in an economical and minor-like manner.

13.	The Licensee shall have unrestricted right to enter the Property and carry out investigation and exploration, sampling, drilling and mining as may be required.

14.	All Parties agree that the Licensee's exploration shall be done subject to and in conformance with BLM and State Law.

15.

Upon commencement of the Lease and receipt by the Owner of an additional fifteen thousand ($15,000.00) dollars (U.S.), the Owner will undertake additional sampling on the claims as indicated on Exhibit "B" as attached hereto.

16.

Gold Explorations LLC will supervise the exploration as outlined in Exhibit "B" for twenty-five hundred ($2,500.00) dollars (U.S.), which will be deducted from the fifteen thousand ($15,000.00) dollars (U.S.) for the work ordered.

SECTION SEVEN
ARBITRATION

17.

The Parties agree to be bound by arbitration of any dispute. The Laws of the State of Nevada in the U.S.A. shall govern this Agreement. Any arbitrator to be selected by the Nevada Department of Mines and Geology.

SECTION EIGHT
TIME

18.		The Parties agree that time is of the essence in this Agreement.

19.		The parties agree to sign this Agreement in counterpart.

IN WITNESS WHEREOF the Parties have hereunto set their hands as of the dates inscribed at a place within Nevada, USA.

SIGNED, SEALED AND DELIVERED		)
by Gold Explorations, LCC in the presence of:		)
) GOLD EXPLORATIONS, LCC
Witness:	Edward Jungers	)
) Per:
Address:	2664 Ballard Ln	)
	Minden, NV 89423)	/s/ H. G. McNeill
) H. G. McNEILL
Occupation:	Retired	)

IN WITNESS WHEREOF the Parties have hereunto set their hands as of the dates inscribed at a place within Nevada, USA.

SIGNED, SEALED AND DELIVERED		)
by Gold Explorations, LCC in the presence of:		)
) GOLD EXPLORATIONS, LCC
Witness:	Deborah M. Vasquez	)
) Per:
Address:	16845 N. 29th Ave. SW	)
	Phoenix, AZ 85053)	/s/ Steve Karolyi
) STEVE KAROLYI
Occupation:	General Manager	)

IN WITNESS WHEREOF the Parties have hereunto set their hands as of the dates inscribed at a place within Nevada, USA.

SIGNED, SEALED AND DELIVERED		)
by Gold Explorations, LCC in the presence of:		)
) ZONE MINING LIMITED
Witness:	Gerard A. Pyper	)
) Per:
Address:	5690 - 176A Street	)
	Surrey, BC Canada V3S 4H1)	/s/ Albert Berrow
) ALBERT BERROW
Occupation:	Barrister & Solicitor	)

EXHIBIT "A"

EXHIBIT "B"

BRB (Black Rock Basin Project)
(Revised)

Summary

The BRB claim group is currently comprised of 15 lode claims (300 acres) on BLM ground in the southern part of the Vulture Mining District, Maricopa County, Arizona on the northwest flank of the Belmont Mountains. (24 claims were dropped in areas of thicker overburden. Most of this ground still appears to be open and may be relocated at a later date). The BRB is located along a twelve mile northwest striking mineralized trend where several gold-copper mines previously operated (production unknown). An unexplored area of 20,000 feet east-west by 1,00 to 4,000 feet north-south is expressed in the area.

Exhibit B

Work Proposal

Working with a $15,000 budget I estimate between 250-400 soil and rock chip samples will be collected and analyzed for au, ag, cu, pb and zn. I suggest that we collect soil samples on 50 foot centers over the best looking areas on either 300 or 500 foot line spacing. Rock chip samples will be taken where we have the best outcrop exposures. All sample locations will be marked with metal tags and I will provide GPS coordinates also. I am estimating 200-250 soil samples and at least 50 rock chip samples to cover the claim block. Fill-in work may be done later if required.
It will take me two to three weeks to complete the grid and collect the samples. Samples will be shipped to Chemex labs. Allow another two to three weeks to obtain results from lab. I will plot all sample locations on enlarged topo and provide GPS with these locations.
Funds will be used exclusively for grid installation, sample collecting, supplies, shipping, lab costs, meals, motels, truck fuel and labor.

Steve Karolyi       February 24, 2005

/s/ Steve Karolyi
Gold Explorations LLC.